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                                                                   EXHIBIT 10.16

                             SECURED PROMISSORY NOTE

$16,875.00                   DATE: DECEMBER 31, 2002       ORANGE, CALIFORNIA

FOR VALUE RECEIVED, the receipt and adequacy of which is hereby acknowledged, the undersigned, Centergistic Solutions, Inc., ("Borrower"), promises pay to the order of Ricardo G. Brutocao ("Payee") at such place as may be designated in writing by the holder of this Promissory Note ("Note"), the principal amount of Sixteen thousand eight hundred seventy-five dollars ($16,875.00), together with interest on the unpaid principal amount thereof at 6% simple rate of annual interest (the "Note Rate).

The entire principal amount of this Note, together with all accrued but unpaid interest thereon and other unpaid charges hereunder, are immediately all due and payable effective September 30, 2003 (the "Payoff Date").

Borrower may prepay any portion of this Note at any time prior to the Payoff Date without prepayment penalty of any kind. Payments of principal and interest will be made in legal tender of the United States of America. All payments made pursuant to this Note will be first applied to accrued and unpaid interest, then to other proper charges under this Note, and the balance, if any, to principal.

To secure full payment and timely performance of Borrower's obligations hereunder (collectively, the "Obligations"), Borrower hereby grants to Payee a security interest pursuant to Article 9 of the California Commercial Code (the "Code") in and to the personal property described as follows (the "Collateral"):

         All assets of Borrower.

Payee may take such actions as it deems necessary or appropriate to perfect its security interest in any item of Collateral, and Borrower hereby grants Payee an irrevocable power of attorney for that purpose.

Borrower understands that the foregoing security interest in the Collateral will be a continuing lien and will include the proceeds and products of such Collateral. In addition, all dividends and distributions payable with respect to the Collateral will be fully retained by Payee and offset against the amount owed to Payee pursuant to this Note until this Note is fully paid.

Borrower specially waives the provisions of California Civil Code sections 2787, et seq., 2845, 2848 and 2819 and California Code of Civil Procedure Section 726. Borrower further waives (I) the statute of limitations with respect to each of the Obligations, (ii) any negligence by Payee regarding the exercise of any of its remedies or the perfection of any interest in any collateral or security,
(iii) any defense that Borrower is exonerated from its obligations pursuant to this Secured Guaranty by reason of any act or omission by Payee, and (iv) any defense to payment of the Obligations based upon Payee's impairment of any right of Borrower to proceed against any debtor or to obtain contribution from any other party.

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Borrower, for itself and its permitted legal representatives, successors and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, and diligence in collection. Borrower further agrees that the Holder may, without notice, extend the time for payment, or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby, or surrender, release or substitute security for this Note, or assign, transfer or convey any interest in this Note or the security for this Note, or grant any other indulgence or forbearance of any kind.

This Note will be interpreted in accordance with California law, including all matters of construction, validity, performance and enforcement, without giving effect to any principles of conflict of laws. Any dispute, action or proceeding concerning this Note will be resolved by binding arbitration to be held exclusively in Orange County, California. Arbitration may be demanded by written notice (an "Arbitration Demand"). Within fifteen (15) days after the date that the Arbitration Demand is given, each of the parties will confer to select a mutually acceptable arbitrator from the Judicial Arbitration and Mediation Services ("JAMS"). Such arbitrator must be a retired judge and must apply California law, without giving effect to any conflict of law principles. To the extent that any rule established by JAMS conflicts with the provisions of this Note, this Note will be controlling. If JAMS is unwilling or unable to provide a mutually acceptable arbitrator, or if JAMS is not then in the business of private dispute adjudication, the parties will confer to select a substitute arbitrator. If the parties cannot mutually select a substitute arbitrator, or if one party refuses to participate in the selection process, the Presiding Judge of the Orange County Superior Court will select the arbitrator upon the request of either party, and such selection will be binding on the parties.

The arbitrator selected as set forth above will schedule the arbitration hearing within ninety (90) days after he or she is first selected. The provisions of sections 1280 and following of the California Code of Civil Procedure relating to arbitration procedure are specifically waived and will not apply to arbitration pursuant to this Agreement. If a party intends to present expert testimony, all experts such party intends to present as a witness at the arbitration must be identified to the other party, together with the nature of the proposed testimony, prior to the arbitration and each expert must be made reasonably available to the other party for deposition sufficiently in advance of the arbitration as will afford the other party a reasonable opportunity to prepare for the arbitration. Except as specifically permitted in this paragraph, the parties will not be permitted any written or oral discovery or depositions of any kind, and the provisions of section 1283.05 of the California Code of Civil Procedure are specifically waived. The arbitrator will have authority to resolve any dispute concerning discovery or the use of expert testimony.

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The arbitrator will have authority to enter a binding judgment even if a party does not appear at the arbitration and may also grant any remedy or relief that the arbitrator reasonably believes to be just or appropriate under California law, except that no exemplary or punitive damages may be awarded.

The party initiating the arbitration will advance all fees and expenses charged by the arbitrator. At the conclusion of the arbitration, the arbitrator will award the prevailing party its costs, attorneys' fees and disbursements, including all arbitration costs. If the arbitration award is not paid within thirty (30) days after the arbitration award is made, the prevailing party may convert the award into a judgment and execute upon that judgment. The prevailing party will also be entitled to all of its post judgment costs, attorneys' fees and disbursements, incurred in collecting the judgment.

PAYEE:                                      CENTERGISTIC SOLUTIONS, INC.

_________________________________           ____________________________________
Signature                                   Signature
Name and Title                              Name and Title
Date                                        Date

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